Exhibit 10.1

Separation Agreement and Release of All Claims

Jeffrey C. Piermont (“Employee”), Andover National Corporation (the “Company”), and Peter A. Cohen (“Cohen”) make this Separation Agreement and Release of All Claims (“Agreement”) for Employee’s mutual and orderly separation from employment with the Company. Employee, the Company and Cohen will be referred to herein collectively as the “Parties.”

WHEREAS, Employee has been employed by the Company pursuant to that certain Employment Agreement between Employee and the Company with an effective date of November 1, 2018 (the “Employment Agreement”); and

WHEREAS, the Company and Employee have mutually agreed that Employee’s employment with the Company shall end on the Separation Date (defined below); and

WHEREAS, notwithstanding the Employment Agreement, the Company desires to provide the severance benefits described herein in exchange for Employee’s acceptance of this Agreement, while also acknowledging that Employee’s acceptance of this Agreement is subject to Employee’s approval and acceptance of Purchase Agreement (defined below), and payment thereunder; and

WHEREAS, the Parties acknowledge that concurrently with and subject to the Parties entering into this Agreement, Employee will be entering into a separate agreement (the “Purchase Agreement”) with The Peter A. Cohen Revocable Trust pursuant to which Employee will sell all shares of Class B Common Stock of the Company held by Employee to The Peter A. Cohen Revocable Trust.

NOW, THEREFORE, the Parties, in consideration for the promises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and the Parties acting on their own free will hereby irrevocably agree as follows:

1.                  Mutual Termination of Employment and Required Payments.

a.                   Pursuant to Section 3.01(F) of the Employment Agreement, the Company and Employee mutually agree that the Employment Agreement and Employee’s employment with the Company will terminate effective as of December 31, 2021 (the “Separation Date”). In exchange for the benefits provided herein, as of the Separation Date, Employee shall have no authority to speak for, act for, represent, or in any way affect the affairs of the Company. The Parties agree that, between the Effective Date (as defined in Section 15) of this Agreement and the Separation Date (the “Transition Period”), Employee shall continue to provide services to the Company as directed by the Chief Executive Officer and shall in good faith assist with the Company’s efforts to transition Employee’s duties to others. The Parties agree that (i) the Employment Agreement will not renew for any Renewal Term (as defined in the Employment Agreement) that would commence on or after the Separation Date, notwithstanding any failure by either Party to provide notice of termination to the other Party, pursuant to the terms of Section 1.03 of the Employment Agreement, at least sixty (60) days prior to the end of the current Renewal Term; (ii) the current Renewal Term shall expire on the Separation Date and shall not thereafter automatically renew; (iii) Employee shall not be eligible to resign his employment for “Good Reason” during the Transition Period; and the Parties agree that the Employment Agreement is hereby amended accordingly. The Parties also agree that the 8-K language announcing Employee’s departure shall be set forth on Exhibit B and that any other formal communication to shareholders or other third-parties regarding Employee’s separation likewise shall be consistent with the language set forth in the in 8-K.

b.                    Effective as of the Effective Date, Employee hereby resigns and shall be deemed to have resigned, to the extent applicable, as a member of the board of directors, board of managers or similar body of the Company and any Affiliate (as defined below) of the Company; and as a fiduciary of any benefit plan of the Company or of any Affiliate of the Company. Upon the Separation Date, Employee agrees to resign and shall be deemed to have resigned, to the extent applicable, as an officer of the Company and any Affiliate of the Company. Upon the request of the Company, Employee shall confirm the foregoing resignations by submitting to the Company in writing a confirmation of Employee’s resignation(s). For purposes of this Agreement, the term “Affiliate” shall mean any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

c.                    As a result of the mutual agreement to terminate Employee’s employment, pursuant to Section 3.02(C) of the Employment Agreement, the Company shall provide Employee with the following, whether or not Employee signs this Agreement:

(i)	payment of Employee’s base salary through the Separation Date, which will be made to Employee at the same time it otherwise would have had he remained in employment with the Company; and

(ii)	reimbursement of any legitimate expenses incurred by through the Separation Date.

d.                  Employee acknowledges that as a result of his termination pursuant to Section 3.01(F), he is not otherwise entitled to the Severance Benefit defined in the Employment Agreement but will instead receive the Severance Benefit described in Section 2 below.

2.                  Severance Benefit.

a.                    In consideration of Employee executing this Agreement, including the Mutual Complete Waiver and Release of All Parties contained in Section 3 below, and the Second Release (defined in Section 4 below), Employee shall receive a severance payment, to which Employee is not otherwise entitled, in the amount of Three Hundred Thirty Thousand Dollars ($330,000), less required deductions and withholdings, which shall be made by the Company in a lump sum payment within thirty (30) calendar days following the Separation Date.

b.                   If Employee executes this Agreement but fails to execute the Second Release described in Section 4 below, then this Agreement shall remain in effect but Employee shall receive a reduced severance payment of Five Thousand Dollars ($5,000), paid in the form and timing described in Section 2(a), which shall serve as good and sufficient consideration for this Agreement and the Mutual Complete Waiver and Release of All Parties contained in Section 3 below, and Employee shall not be entitled to any of other benefits described above in Section 2(a)(i).

c.                    Employee agrees that he is not entitled to any compensation (including, but not limited to, salary or bonuses), benefits, or payments of any kind or description from the Company, from or under any other promise, contract or agreement of any kind or description between Employee and the Company, whether oral or written, express or implied, or from or under any employee benefit plan or fringe benefit plan sponsored by the Company, whether now or in the future, other than as described in this Agreement and those in which he may already be vested. Specifically, Employee acknowledges and agrees that, upon receipt of the consideration described in this Agreement, Employee is not entitled to any further payments or benefits (and has not vested in any additional benefits) under any plan or arrangement maintained or sponsored by the Company or any Affiliate.

3.                  Mutual Complete Waiver and Release by All Parties.

a.                    The Company and Cohen, for themselves and their executors, heirs, successors and assigns, in consideration of the benefits provided in this Agreement, including this Mutual Complete Waiver and Release of All Parties, do hereby fully and forever discharge and release Employee from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, damages, omissions, promises, and any and all claims or liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (individually or collectively) that either the Company or Cohen now have or may in the future have, on account of or arising out of any matter or thing which has happened, developed or occurred in connection with Employee’s employment with the Company. This Agreement is intended to be interpreted in the broadest possible manner to include all actual or potential Claims that the Company or Cohen may have against Employee, whether now known or unknown, except as specifically provided otherwise in this Agreement.

b.                    Employee, for Employee’s own self and Employee’s executors, heirs, successors and assigns, in consideration of the benefits provided in Section 2 of this Agreement, as well as this Mutual Complete Waiver and Release of All Parties, does hereby fully and forever discharge and release Cohen and the Company and its parents, subsidiaries and Affiliates, and with respect to each of the foregoing, its owners, agents, officers, shareholders, members, directors, employees, successors and assigns and each and all of the foregoing (referred to in this Agreement as “Released Company Parties”), individually and collectively, from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, damages, omissions, promises, and any and all claims or liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (individually or collectively “Claims”) that Employee now has or may in the future have, or that any person or entity may have on Employee’s behalf, on account of or arising out of any matter or thing which has happened, developed or occurred prior to Employee’s signing of this Agreement, including, without limitation, all Claims arising from Employee’s employment with the Company, any promise, contract or agreement between Employee and the Company, Employee’s separation from employment with the Company, Employee’s other relationships and dealings with the Company and other Released Company Parties, and the termination of such other relationships or dealings. Employee hereby waives any and all such legal rights and Claims of any type or description that Employee has or might have against the Company and/or any of the other Released Company Parties. This Agreement is intended to be interpreted in the broadest possible manner to include all actual or potential Claims that Employee may have against the Company, whether now known or unknown, except as specifically provided otherwise in this Agreement.

c.                    Employee agrees to fully and forever release all legal rights and Claims against the Released Company Parties, whether or not presently known and including future legal rights and Claims if based in whole or in part on acts or omissions occurring before Employee executes this Agreement. Employee agrees that the legal rights and Claims that Employee is giving up include, but are not limited to, legal rights and Claims, if any, under all State and Federal statutes that protect Employee from discrimination in employment, such as the Age Discrimination in Employment Act, as amended (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans With Disabilities Act (“ADA”), the Equal Pay Act (“EPA”), the Family and Medical Leave Act (“FMLA”), the Genetic Information Nondiscrimination Act of 2008 (“GINA”), the Employee Retirement and Income Security Act (“ERISA”), the Worker Adjustment and Retraining Notification Act (“WARN”), the National Labor Relations Act (“NLRA”), the Fair Labor Standards Act (“FLSA”), Federal and State False Claims Acts, the New York State Labor Law (except minimum wage and unemployment claims),the New York Human Rights Law, the New York City Human Rights Law, and any similar Federal, State or local statute, regulation or order.

d.                    Employee further agrees that the legal rights and Claims that Employee is giving up include any rights or Claims relating to any oral or written promise, agreement or contract of employment with the Company and/or other Released Company Parties, express or implied, or any oral or written promise, agreement or contract, express or implied, purporting to establish terms and conditions of employment. The Parties to this Agreement agree that any promise, agreement or contract concerning the employment of Employee by the Company or the terms and conditions of such employment or the termination of such employment, whether oral or written, express or implied is hereby terminated, is null and void, and has no further force or effect.

e.                    Employee understands and agrees that the release provided in this Agreement also includes any and all Claims for defamation; wrongful discharge; constructive discharge; breach of contract (including employment contracts or collective bargaining agreements); breach of implied contract; breach of the covenant of good faith and fair dealing; tortious interference with business and/or contractual relationship (or prospective relationship); retaliatory discharge; whistleblower's claims (if waivable); estoppel of any kind; common-law intentional torts; negligence; intentional or negligent infliction of mental or emotional distress; discrimination, harassment and/or retaliation or wrongful action that has been or could have been alleged under the common law, any civil rights or equal opportunity employment law, or any other statute, regulation, ordinance or rule; and any Claims against the Company for attorneys’ fees, liquidated damages, civil penalties, compensatory damages, punitive damages, costs, interest or any other kind of penalties or damages that exist or may exist as of the date that Employee signs this Agreement.

f.                     Employee and the Company agree that the complete release set forth in this Agreement is intended to apply to Claims that they do not presently know to exist.  Subject to the representations and warranties contained in this Agreement, Employee and the Company understand that the facts with respect to which this Agreement is given may hereafter prove to be different from the facts now known or believed by them, and they hereby accept and assume the risk thereof and agree that this Agreement shall be and shall remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts.

g.                   The Claims that Employee is giving up and releasing do not include Employee’s vested rights, if any, under any qualified retirement plan in which he participates, and Employee’s COBRA, unemployment insurance and workers’ compensation rights, if any. Additionally, nothing in this Agreement shall be construed to constitute a waiver of (i) any Claims Employee may have against the Released Company Parties that arise from acts or omissions that occur after the date of Employee’s execution of this Agreement, (ii) Employee’s rights, protected under law, to file a complaint or charge with, communicate with, provide relevant and truthful information to or otherwise cooperate with any governmental authority -- including the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”) -- regarding a possible violation of law or respond to any inquiry from such governmental authority, including an inquiry about the existence of this Agreement or its underlying facts, (iii) Employee’s right to communicate with any government agency or Employee’s right to participate in any regulatory or law enforcement investigation, including Employee’s right to report any suspected violations of law, (iv) Employee’s rights to indemnification as set forth in Section 2.04 of the Employment Agreement, which are incorporated into this Agreement as if fully set forth herein, or under the Company’s bylaws or other organizing documents, as applicable, (v) Employee’s rights to indemnification as set forth that certain Indemnification Agreement dated on or about August 17, 2020, which are incorporated into this Agreement as if fully set forth herein, and (vi) any Claims Employee cannot waive as a matter of law. Employee agrees, however, to waive and release any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any administrative charge, complaint or lawsuit filed by Employee or anyone on Employee’s behalf, except as explicitly prohibited by law. Moreover, this Agreement does not limit Employee’s right to receive an award for information provided to the SEC. Finally, the release of all Claims set forth in this Section 3 does not affect Employee’s rights as expressly created by this Agreement and does not limit Employee’s ability to enforce this Agreement.

h.                    This Waiver and Release includes, but is not limited to, a waiver, discharge and release by Employee of the Released Company Parties from any damages or relief of whatever nature or description, including, but not limited to, compensatory damages, liquidated damages, punitive damages, equitable forms of relief, as well as any Claims for attorneys’ fees or costs, civil penalties and/or interest, which may arise from any of the Claims waived, discharged or released.

4.                  Second Release. On the Separation Date (and no earlier), Employee shall execute the Second Mutual Complete Waiver and Release attached hereto as Exhibit A (the “Second Release”) and return the Second Release to the Company.

5.                  Enforcement and Legal Actions. The Parties agree that this Agreement may be enforced in any court, federal, state or local, and before any administrative agency or body, federal, state or local.  This Agreement may be used as a complete defense in the future should any Party bring a lawsuit based on any Claim that has been released, and if the opposing Party successfully enforces the Complete Release in Section 3 above in a lawsuit involving Claims under any statute other than the ADEA, that Party will pay for all costs incurred by the other(s), including reasonable attorney’s fees, in defending such lawsuit and/or against non-ADEA Claims.

6.                  Continuing Obligations; Confidentiality Agreement.

a.                    In connection with the Employment Agreement, Employee executed an Agreement Regarding Assignment of Inventions, Confidentiality, Non-Competition, and Non-Solicitation (the “Confidentiality Agreement”). Employee and the Company acknowledge and agree that the Confidentiality Agreement shall survive the termination of Employee’s employment with the Company and the termination of the Employment Agreement, and Employee agrees that Employee shall comply with the Confidentiality Agreement.

b.                    Employee and Company agree that the first sentence of Section 6.1 of the Confidentiality Agreement shall be amended to read as follows: “During the term of my relationship with the Company and for a period of three (3) years thereafter (the “Restricted Period”), I will not, without the prior consent of the Company, directly or indirectly, whether as owner, partner, stockholder, consultant, manager, agent, employee, co-venturer, or otherwise, engage, participate, or invest in any Competing Business anywhere in the Territory.” Employee and the Company also agree that the second sentence of Section 6.1 of the Confidentiality Agreement shall be amended as follows: “’Competing Business’ shall be defined to include only those businesses whose principal operations concern the operation of entities that provide landscaping services, pest services and pest control services, tree services, water reclamation services and water remediation services, surveying services, environmental services and environmental consulting services, nurseries, compost and mulching services, mold reclamation and mold remediation services, irrigation services, HVAC services, and plant and tree healthcare services.” All other provisions of the Confidentiality Agreement, including all other applicable definitions, shall remain unamended.

7.                  Mutual Non-Disparagement. As set forth in Section 6.4 of the Confidentiality Agreement, Employee reaffirms and agrees to the following:

I hereby agree that I shall not, during my employment with the Company and thereafter, make any disparaging or derogatory statements to any third party, including any media outlet, industry group, financial institution, or current or former employee, consultant, client, shareholder, supplier or customer of the Company, regarding the Company or any of its officers, directors, or employees, or about the Company’s business affairs and financial condition.

In exchange for such reaffirmation, the Company likewise agrees not to make any disparaging or derogatory statements to any third party, including any media outlet, industry group, financial institution, or current or former employee, consultant, client, shareholder, supplier or customer of the Company, regarding Employee, Employee’s employment with the Company, or Employee’s performance as an executive of the Company. Those Company representatives who are specifically obligated by this mutual non-disparagement provision include Peter A. Cohen, Rehana Farrell, William Greenblatt, Joshua Pechter, Jules Kroll, Milun Patel, Brett Kirkland, and Stephen Saunders.

8.                  Cooperation. As a condition of the severance payment described in Section 2, Employee agrees to provide assistance to the Company to assure an orderly transfer of work and responsibilities. Employee agrees to fully cooperate with the Company and its attorneys, auditors and consultants following the Separation Date, to provide prompt, truthful, and complete information in relation to any inquiry by the Company or its attorney and in connection with any matter, litigation or other proceeding arising out of or relating to matters of which Employee was involved prior to the termination of Employee’s employment. Employee’s cooperation shall include, without limitation, providing assistance to the Company’s counsel, experts and consultants, and providing truthful testimony in pretrial and trial or hearing proceedings. The Company agrees to timely pay all reasonable expenses incurred by Employee, including, but not limited to, transportation costs, and lodging costs. However, Employee and the Company agree that no compensation shall be paid under any circumstances for the content or substance of any testimony in any litigation or proceeding.

9.                  Return of Company Property.

a.                   Except as specifically set forth below, to the extent Employee has not already done so, by no later than the Separation Date, Employee shall return to the Company all documents (and all copies thereof) and other property belonging to the Company that Employee has in Employee’s possession, custody or control. The documents and property to be returned by Employee include, but are not limited to all files, correspondence, e-mail, memoranda, notes, notebooks, drawings, records, plans, forecasts, reports, studies, analyses, compilations of data, proposals, agreements, financial information, research and development information, customer lists and customer information (including but not limited to telephone directories, phone books, and any documents containing the name, address, telephone number, email address, or other contact information of any customer or any agent, representative, or employee of a customer), marketing information, operational and personnel information (including but not limited to organizational charts, telephone directories, phone books any documents containing the name, address, telephone number, email address, or other contact information of any employee, agent, or representative of the Company), specifications, code, software, databases, computer-recorded information, electronic records, tangible property and equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any Confidential and Proprietary Information of the Company (and all reproductions thereof in whole or in part). Employee agrees to make a diligent search to locate any such documents, property and information. Notwithstanding the foregoing, Employee will be allowed to keep his laptop computer, desktop computer, monitor and cell phone (and charging equipment) provided by the Company, conditioned on the Company’s confirmation of a successful removal of all Company confidential and proprietary information from such devices. Employee must return all other Company computers and computer equipment in his possession or control to the Company.

b.                  If Employee has used any computer, server, e-mail or phone device owned by Employee or a member of Employee’s immediate family to receive, store, review, prepare or transmit any Confidential and Proprietary Information or, documents, property, materials or information of or pertaining to the Company, then no later than five (5) business days from the Separation Date, Employee shall provide the Company with a computer-useable copy of all such information and then permanently delete and expunge such Confidential and Proprietary Information from those systems.

c.                   Employee further agrees that if Employee discovers any Company documents or property in Employee’s possession, custody or control or on Employee’s computer, server, e-mail system, or other electronic device in the future, Employee will immediately return such documents or information to the Company and delete them from such computer, device, or e-mail system.

10.               No Disability. Employee agrees that he has not sustained any disabling personal injury and/or occupational disease which has resulted in a loss of wage-earning capacity during his employment with the Company or due to the termination of his employment and that he has no personal injury and/or occupational disease which has been contributed to, or aggravated or accelerated in a significant manner, by his employment with the Company and/or the termination of his employment.

11.               No Pending Action. Subject to Section 13 below, Employee represents that, as of the date he executed this Agreement, Employee has not filed any charge, complaint or action in any forum against the Company.

12.               Consideration. This Agreement provides Employee with sums of money and benefits that include sums and benefits that Employee would not be entitled to receive without signing this Agreement.

13.               Whistleblower Protection. Nothing in this Agreement prevents Employee, without prior notice to the Company, from reporting conduct to, providing truthful information to, cooperating with, filing a charge or complaint with and/or participating in any investigation or proceeding conducted or initiated by the Equal Employment Opportunity Commission, National Labor Relations Board, Securities and Exchange Commission, Occupational Safety and Health Administration, and/or any other federal, state or local agency or self-regulatory organization charged with enforcement of any laws; provided, however, that (i) Employee hereby waives and releases any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any such actions, except as explicitly prohibited by law; and (ii) Employee agrees not to disclose confidential information that is subject to a legal privilege of the Company, including but not limited to the attorney-client privilege and attorney work product protection.

14.               Consultation with Attorney. Company hereby encourages and advises Employee in writing to consult with an attorney of Employee’s choosing, prior to signing this Agreement, concerning all of the terms of this Agreement and the termination of Employee’s employment with the Company.

15.               Review Period. Employee represents and warrants that the Company has given Employee at least 21 days (the “review period”) to consider all of the terms of this Agreement, and for the purpose of consulting with an attorney if Employee so chooses. If this Agreement has been executed by Employee prior to the end of the review period, Employee represents that he has freely and willingly elected to do so. Employee and the Company agree that any changes to this Agreement, whether material or immaterial, do not operate to restart the review period. Once signed, Employee will have 7 days to revoke the Agreement, in writing, which revocation must be submitted to Peter A. Cohen. If revoked, this Agreement shall not go into effect. If the Agreement is not revoked, it shall become effective on the eighth day after Employee signs it (“Effective Date”).

16.               Employee’s Review of Agreement. Employee represents and warrants that he has carefully read each and every provision of this Agreement and that he fully understands all of the terms and conditions of this Agreement.

17.               Voluntary Agreement. Employee represents and warrants that he enters into this Agreement voluntarily of his own free will, without any pressure or coercion from any person or entity, including, but not limited to, the Company or any of its representatives.

18.               Interpretation. Employee and the Company agree that, whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, which shall be fully severable and given full force and effect.

19.               Legal Proceedings and Governing Law. This Agreement shall be construed and governed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws, to the maximum extent possible. Disputes arising under it shall be heard exclusively by the state courts in New York City, New York or federal courts located in New York City, New York. Employee irrevocably agrees that all claims and disputes regarding this Agreement may be heard and determined in any such court and irrevocably waives any objection he may now or hereafter have as to personal jurisdiction, the venue of any such action or proceeding brought in such a court or the fact that such court is an inconvenient forum.

20.               WAIVER OF JURY TRIAL. THE PARTIES AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL IF ANY CLAIM ARISING OUT OF EMPLOYEE’S EMPLOYMENT, HIS SEPARATION FROM THAT EMPLOYMENT AND/OR THIS AGREEMENT IS FILED IN COURT.

21.               Non-Assignment. Employee warrants, represents and agrees that he has not heretofore assigned or transferred or purported to assign or transfer to any person, firm, partnership, corporation or entity whatsoever, any of the legal rights or Claims waived or released herein.

22.               No Admission of Liability. Employee agrees that neither any payment under this Agreement, nor any term or condition of it, shall be construed at any time as an admission of liability or wrongdoing by the Company.

23.               Third Party Beneficiaries. The Parties agree that the Released Company Parties (other than the Company) are intended third party beneficiaries of this Agreement. The Released Company Parties’ rights under this Section 23 shall be irrevocable.

24.               Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employee and Employee’s heirs and legal representatives and the Company, its successors and assigns. The obligations of this Agreement survive the resignation of Employee’s employment. Employee agrees that the Company may freely assign this Agreement to a successor corporation or purchaser of its assets.

25.               Entire Agreement and Amendment. This Agreement (along with the Second Release and the Confidentiality Agreement) sets forth the entire agreement and understanding between Employee and the Company and merges and supersedes all prior discussions, agreements, arrangements and understandings of every kind and nature, written or oral, between Employee and the Company, except as otherwise provided in this Agreement. This Agreement may not be amended or modified except by a writing signed by Employee and the Company.

26.               Section 409A. The benefits and compensation payable under this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be administered and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representations that the benefits and compensation provided under this Agreement are exempt from or comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. Each payment under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A.

27.               Counterparts. This Agreement may be executed in multiple originals, each of which shall be considered as an original instrument, but all of which shall constitute one agreement. A scanned copy, photocopy or facsimile of a fully-executed original has the same force and effect as the original.

[Signature Page Follows]

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY. I HAVE HAD THE OPPORTUNITY TO CONSULT INDEPENDENT COUNSEL OF MY OWN CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

DATED: November 1, 2021	/s/ Jeffrey C. Piermont
Jeffrey C. Piermont

DATED: November 1, 2021	ANDOVER NATIONAL CORPORATION

	By:	/s/ Peter A. Cohen

Peter A. Cohen
Chief Executive Officer

DATED: November 1, 2021	/s/ Peter A. Cohen
Peter A. Cohen, An Individual

[Signature Page to Separation Agreement]

EXHIBIT A - SECOND MUTUAL COMPLETE WAIVER AND RELEASE

In accordance with that certain Separation Agreement and Release of All Claims between Jeffrey C. Piermont (“Employee”), Andover National Corporation (the “Company”), and Peter A. Cohen (“Cohen”) dated __________ (the “Separation Agreement”), Employee, the Company and Cohen make this Second Complete Waiver and Release (“Second Release”) for the benefit of the Parties as described below. Employee, the Company and Cohen will be referred to herein collectively as the “Parties.”

1.	Mutual Complete Waiver and Release.

a.                   The Company and Cohen, for themselves and their executors, heirs, successors and assigns, in consideration of the benefits provided in the Separation Agreement, including this Mutual Complete Waiver and Release, do hereby fully and forever discharge and release Employee from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, damages, omissions, promises, and any and all claims or liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (individually or collectively) that either the Company or Cohen now have or may in the future have, on account of or arising out of any matter or thing which has happened, developed or occurred in connection with Employee’s employment with the Company. This Agreement is intended to be interpreted in the broadest possible manner to include all actual or potential Claims that the Company or Cohen may have against Employee, whether now known or unknown, except as specifically provided otherwise in this Agreement.

b.                   Employee, for Employee’s own self and Employee’s executors, heirs, successors and assigns, in consideration of the benefits provided in the Separation Agreement, as well as this Mutual Complete Waiver and Release, does hereby fully and forever discharge and release Cohen and the Company and its parents, subsidiaries and Affiliates, and with respect to each of the foregoing, its owners, agents, officers, shareholders, members, directors, employees, successors and assigns and each and all of the foregoing (referred to in this Second Release as “Released Company Parties”), individually and collectively, from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, damages, omissions, promises, and any and all claims or liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (individually or collectively “Claims”) that Employee now has or may in the future have, or that any person or entity may have on Employee’s behalf, on account of or arising out of any matter or thing which has happened, developed or occurred prior to Employee’s signing of this Second Release, including, without limitation, all Claims arising from Employee’s employment with the Company, any promise, contract or agreement between Employee and the Company, Employee’s separation from employment with the Company, Employee’s other relationships and dealings with the Company and other Released Company Parties, and the termination of such other relationships or dealings. Employee hereby waives any and all such legal rights and Claims of any type or description that Employee has or might have against the Company and/or any of the other Released Company Parties. This Second Release is intended to be interpreted in the broadest possible manner to include all actual or potential Claims that Employee may have against the Company, whether now known or unknown, except as specifically provided otherwise in this Second Release.

Exhibit A - 1

c.                   Employee agrees to fully and forever release all legal rights and Claims against the Released Company Parties, whether or not presently known and including future legal rights and Claims if based in whole or in part on acts or omissions occurring before Employee executes this Second Release. Employee agrees that the legal rights and Claims that Employee is giving up include, but are not limited to, legal rights and Claims, if any, under all State and Federal statutes that protect Employee from discrimination in employment, such as the Age Discrimination in Employment Act, as amended (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans With Disabilities Act (“ADA”), the Equal Pay Act (“EPA”), the Family and Medical Leave Act (“FMLA”), the Genetic Information Nondiscrimination Act of 2008 (“GINA”), the Employee Retirement and Income Security Act (“ERISA”), the Worker Adjustment and Retraining Notification Act (“WARN”), the National Labor Relations Act (“NLRA”), the Fair Labor Standards Act (“FLSA”), Federal and State False Claims Acts, the New York State Labor Law (except minimum wage and unemployment claims),the New York Human Rights Law, the New York City Human Rights Law, and any similar Federal, State or local statute, regulation or order.

d.                   Employee further agrees that the legal rights and Claims that Employee is giving up include any rights or Claims relating to any oral or written promise, agreement or contract of employment with the Company and/or other Released Company Parties, express or implied, or any oral or written promise, agreement or contract, express or implied, purporting to establish terms and conditions of employment. The Parties to this Second Release agree that any promise, agreement or contract concerning the employment of Employee by the Company or the terms and conditions of such employment or the termination of such employment, whether oral or written, express or implied is hereby terminated, is null and void, and has no further force or effect, except for those terms and conditions set forth in the Separation Agreement, including but not limited to the Severance Benefit described in Section 2.a and the indemnity described in Section 2.04 therein, as well as that certain Indemnification Agreement dated on or about August 17, 2020.

e.                   Employee understands and agrees that the release provided in this Second Release also includes any and all Claims for defamation; wrongful discharge; constructive discharge; breach of contract (including employment contracts or collective bargaining agreements); breach of implied contract; breach of the covenant of good faith and fair dealing; tortious interference with business and/or contractual relationship (or prospective relationship); retaliatory discharge; whistleblower's claims (if waivable); estoppel of any kind; common-law intentional torts; negligence; intentional or negligent infliction of mental or emotional distress; discrimination, harassment and/or retaliation or wrongful action that has been or could have been alleged under the common law, any civil rights or equal opportunity employment law, or any other statute, regulation, ordinance or rule; and any Claims against the Company for attorneys’ fees, liquidated damages, civil penalties, compensatory damages, punitive damages, costs, interest or any other kind of penalties or damages that exist or may exist as of the date that Employee signs this Second Release.

f.                   Employee and the Company agree that the complete release set forth in this Second Release is intended to apply to Claims that they do not presently know to exist.  Subject to the representations and warranties contained in this Second Release, Employee and the Company understand that the facts with respect to which this Second Release is given may hereafter prove to be different from the facts now known or believed by them, and they hereby accept and assume the risk thereof and agree that this Second Release shall be and shall remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts.

Exhibit A - 2

g.                  The Claims that Employee is giving up and releasing do not include Employee’s vested rights, if any, under any qualified retirement plan in which he participates, and Employee’s COBRA, unemployment insurance and workers’ compensation rights, if any. Additionally, nothing in this Second Release shall be construed to constitute a waiver of (i) any Claims Employee may have against the Released Company Parties that arise from acts or omissions that occur after the date of Employee’s execution of this Second Release, (ii) Employee’s rights, protected under law, to file a complaint or charge with, communicate with, provide relevant and truthful information to or otherwise cooperate with any governmental authority -- including the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”) -- regarding a possible violation of law or respond to any inquiry from such governmental authority, including an inquiry about the existence of this Second Release or its underlying facts, (iii) Employee’s right to communicate with any government agency or Employee’s right to participate in any regulatory or law enforcement investigation, including Employee’s right to report any suspected violations of law, (iv) Employee’s rights to indemnification as set forth in Section 2.04 of the Employment Agreement, which are incorporated into this Agreement as if fully set forth herein, or under the Company’s bylaws or other organizing documents, as applicable, (v) Employee’s rights to indemnification as set forth that certain Indemnification Agreement dated on or about August 17, 2020, which are incorporated into this Agreement as if fully set forth herein, and (vi) any Claims Employee cannot waive as a matter of law. Employee agrees, however, to waive and release any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any administrative charge, complaint or lawsuit filed by Employee or anyone on Employee’s behalf, except as explicitly prohibited by law. Moreover, this Second Release does not limit Employee’s right to receive an award for information provided to the SEC. Finally, the release of all Claims set forth in this Section 1 does not affect Employee’s rights as expressly created by this Second Release and does not limit Employee’s ability to enforce this Second Release.

h.                  This Waiver and Release includes, but is not limited to, a waiver, discharge and release by Employee of the Released Company Parties from any damages or relief of whatever nature or description, including, but not limited to, compensatory damages, liquidated damages, punitive damages, equitable forms of relief, as well as any Claims for attorneys’ fees or costs, civil penalties and/or interest, which may arise from any of the Claims waived, discharged or released.

2.                  Enforcement and Legal Actions. The Parties agree that the Separation Agreement and this Second Release may be enforced in any court, federal, state or local, and before any administrative agency or body, federal, state or local.  The Separation Agreement and this Second Release may be used as a complete defense in the future should any Party bring a lawsuit based on any Claim that has been has released, and if the opposing Party successfully enforces the releases contained in the Separation Agreement and/or this Second Release in a lawsuit involving Claims under any statute other than the ADEA, that Party will pay for all costs incurred by the other(s), including reasonable attorney’s fees, in defending such lawsuit and/or against non-ADEA Claims.

3.                  No Disability. Employee agrees that he has not sustained any disabling personal injury and/or occupational disease which has resulted in a loss of wage-earning capacity during his employment with the Company or due to the termination of his employment and that he has no personal injury and/or occupational disease which has been contributed to, or aggravated or accelerated in a significant manner by his employment with the Company and/or the termination of his employment.

Exhibit A - 3

4.                  No Pending Action. Subject to Section 5 below, Employee represents that, as of the date he executed this Second Release, Employee has not filed any charge, complaint or action in any forum against the Company.

5.                  Whistleblower Protection. Nothing in this Second Release prevents Employee, without prior notice to the Company, from reporting conduct to, providing truthful information to, cooperating with, filing a charge or complaint with and/or participating in any investigation or proceeding conducted or initiated by the Equal Employment Opportunity Commission, National Labor Relations Board, Securities and Exchange Commission, Occupational Safety and Health Administration, and/or any other federal, state or local agency or self-regulatory organization charged with enforcement of any laws; provided, however, that (i) Employee hereby waives and releases any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any such actions, except as explicitly prohibited by law; and (ii) Employee agrees not to disclose confidential information that is subject to a legal privilege of the Company, including but not limited to the attorney-client privilege and attorney work product protection.

6.                  Consultation with Attorney. Company hereby encourages and advises Employee in writing to consult with an attorney of Employee’s choosing, prior to signing this Second Release, concerning all of the terms of this Second Release and the termination of Employee’s employment with the Company.

7.                  Review Period. Employee represents and warrants that the Company has given Employee a reasonable period of time that is greater than 21 days (the “review period”) for Employee to consider all of the terms of this Second Release and for the purpose of consulting with an attorney if Employee so chooses. If this Second Release has been executed by Employee prior to the end of the review period, Employee represents that he has freely and willingly elected to do so. Employee and the Company agree that any changes to this Second Release, whether material or immaterial, do not operate to restart the review period.

8.                  Employee’s Review of Agreement. Employee represents and warrants that he has carefully read each and every provision of this Second Release and that he fully understands all of the terms and conditions of this Second Release.

9.                  Voluntary Agreement. Employee represents and warrants that he enters into this Second Release voluntarily of his own free will, without any pressure or coercion from any person or entity, including, but not limited to, the Company or any of its representatives.

10.               Effective Date. Following the date Employee signs this Second Release, Employee shall have seven days to revoke his acceptance of this Second Release. To revoke this Second Release, Employee shall notify the Chief Executive Officer of the Company in writing of Employee’s decision to revoke before the conclusion of the seventh day following the date of Employee’s acceptance. If Employee does not revoke, then the eighth day following the date of his acceptance will be the “Effective Date” of this Second Release, and Employee may not thereafter revoke his acceptance of this Second Release.

Exhibit A - 4

11.               Interpretation. Employee and the Company agree that, whenever possible, each provision of this Second Release shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Second Release is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Release, which shall be fully severable and given full force and effect.

12.               Legal Proceedings and Governing Law. This Second Release shall be construed and governed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws, to the maximum extent possible. Disputes arising under it shall be heard exclusively by the state courts in New York City, New York or federal courts located in New York City, New York. Employee irrevocably agrees that all claims and disputes regarding this Second Release may be heard and determined in any such court and irrevocably waives any objection he may now or hereafter have as to personal jurisdiction, the venue of any such action or proceeding brought in such a court or the fact that such court is an inconvenient forum.

13.               WAIVER OF JURY TRIAL.  THE PARTIES AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL IF ANY CLAIM ARISING OUT OF EMPLOYEE’S EMPLOYMENT, HIS SEPARATION FROM THAT EMPLOYMENT AND/OR THIS SECOND RELEASE IS FILED IN COURT.

14.               Non-Assignment. Employee warrants, represents and agrees that he has not heretofore assigned or transferred or purported to assign or transfer to any person, firm, partnership, corporation or entity whatsoever, any of the legal rights or Claims waived or released herein.

15.               No Admission of Liability. Employee agrees that neither any payment under the Separation Agreement, nor any term or condition of it or this Second Release, shall be construed at any time as an admission of liability or wrongdoing by the Company.

16.               Third Party Beneficiaries. The Parties agree that the Released Company Parties (other than the Company) are intended third party beneficiaries of this Second Release. The Released Company Parties’ rights under this Section 16 shall be irrevocable.

17.               Binding Effect. This Second Release shall be binding upon and inure to the benefit of Employee and Employee’s heirs and legal representatives and the Company, its successors and assigns. The obligations of this Second Release survive the resignation of Employee’s employment. Employee agrees that the Company may freely assign this Second Release to a successor corporation or purchaser of its assets.

18.               Copies. A scanned copy, photocopy or facsimile of a fully-executed Second Release has the same force and effect as the original.

[Signature Page Follows]

Exhibit A - 5

I UNDERSTAND THAT THIS SECOND RELEASE AFFECTS IMPORTANT RIGHTS. I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY. I HAVE HAD THE OPPORTUNITY TO CONSULT INDEPENDENT COUNSEL OF MY OWN CHOOSING PRIOR TO EXECUTING THIS SECOND RELEASE.

DATED:
Jeffrey C. Piermont

DATED:	ANDOVER NATIONAL CORPORATION

By:

Peter A. Cohen
Chief Executive Officer

DATED:
Peter A. Cohen, An Individual

Exhibit A - 6

Exhibit B – 8-K language

(b) and (e) Resignation of Chief Executive Officer

On November 1, 2021, Andover National Corporation (the “Company”) and Jeffrey C. Piermont, the Company’s President and Chief Operating Officer, mutually agreed to Mr. Piermont’s resignation as President and Chief Operating Officer and his separation of employment from the Company, effective as of December 31, 2021 (the “Separation”). Mr. Piermont also resigned as a member of the Board of Directors (the “Board”) of the Company, effective immediately. Mr. Piermont’s resignation was not as a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

In connection with the Separation, the Company, Mr. Piermont and Mr. Peter A. Cohen, the Company’s Executive Chairman of the Board and Chief Executive Officer, have agreed to the terms of a Separation Agreement and Release of All Claims (the “Separation Agreement”), dated November 1, 2021. The Separation Agreement includes a mutual release by each of the Company, Mr. Cohen and Mr. Piermont of claims against the Company, Mr. Cohen, Mr. Piermont and certain related parties. In connection with his entry into the Separation Agreement, Mr. Piermont agreed that he would continue to be subject to the Agreement Regarding Assignment of Inventions, Confidentiality, Non-Competition, and Non-Solicitation between Mr. Piermont and the Company with certain modifications to the non-competition obligations as set forth in the Separation Agreement. The Separation Agreement also includes certain affirmative covenants binding on Mr. Piermont, including, without limitation, a covenant to reasonably cooperate with the Company in connection with any matter, litigation or other proceeding arising out of or relating to matters of which Mr. Piermont was involved, both before and after the date of the Separation.

Pursuant to the terms of the Separation Agreement and provided that he complies with the terms of the Separation Agreement, Mr. Piermont shall be entitled to a lump sum severance payment of $330,000, subject to entering into a second waiver and release on the date of Separation.

In addition, in connection with the Separation, Mr. Piermont has agreed to sell all of his shares of Class B Common Stock of the Company to The Peter A. Cohen Revocable Trust (the “Sale”). Immediately following the Sale, The Peter A. Cohen Revocable Trust intends to voluntarily convert all shares of Class B Common Stock into shares of Class A Common Stock such that following the Sale, there will be 3,696,326 shares of the Company’s Class A Common Stock and no shares of the Company’s Class B Common Stock outstanding.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The above description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Exhibit B